UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 18, 2005

CINTAS CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio	45262-5737
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code	(513) 459-1200

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On October 18, 2005, Cintas’ shareholders approved Cintas’ 2005 Equity Compensation Plan. The Board of Directors had previously approved the Plan, subject to further approval by shareholders. The 2005 Plan is designed as a replacement for existing stock option plans. It allows equity compensation to be awarded in the form of stock options, stock appreciation rights, restricted and unrestricted stock awards, performance awards and other stock unit awards. It reserves 14 million shares of Common Stock for potential awards. The Board of Directors stated its intention that, upon approval of the 2005 Equity Compensation Plan, no further shares would be subject to grant under presently existing stock option plans.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

2005 Equity Compensation Plan – incorporated by reference to the Registrant’s Definitive Proxy Statement for its 2005 Annual Shareholders’ Meeting filed September 1, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 18, 2005	CINTAS CORPORATION BY: /s/ William C. Gale —————————— William C. Gale Senior Vice President and Chief Financial Officer